UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012
____________________

Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On February 20, 2012, the Board of Directors of Alternate Energy Holdings, Inc. (the “Company”) elected Rear Admiral Michael T. Coyle and Mr. James Ryan Holt to the Company’s Board of Directors to fill the vacancies created by the resignations of Mr. Ralph Beedle and Mr. John Franz (discussed below).

Rear Admiral Coyle, who is 68, served over thirty-three years as a United States Naval Officer where he gained extensive experience in operations, engineering and maintenance of nuclear and conventional power systems. In addition, Rear Admiral Coyle has in excess of eleven years of senior manager and executive experience in the commercial nuclear power field and two and a half years as a Department of Energy contractor.  Rear Admiral Coyle currently serves as Manager of Nuclear Safety, Quality Culture and Commissioning Support for the Hanford Waste Treatment and Immobilization Plant Project in Richland, Washington, a position he has held since 2009.  From 2006 to 2009, Rear Admiral Coyle served as Vice President of Special Projects for Exelon Nuclear, where his responsibilities included operation of Exelon’s six nuclear reactors in the Mid-Atlantic Region and preparations for operational safety inspections for all ten Exelon reactors in the Mid-Atlantic and Midwest regions.  From 2004 to 2006, Rear Admiral Coyle was Vice President of Operations for the Nuclear Energy Institute in Washington, DC.  Rear Admiral Coyle earned his BS in Engineering and Naval Science from the U.S. Naval Academy in 1954 and his MS in Mechanical Engineering from the U.S. Naval Postgraduate School in 1976.  Rear Admiral Coyle also completed the Pennsylvania State University Executive Management Program in 1984, received Naval Nuclear Propulsion Training from 1965 to 1966 and completed U.S. Navy Engineering Duty Officer School Basic and Senior Courses and U.S. Navy Submarine Officer School.

James Ryan Holt, who is 50, a successful Idaho business man has been the owner and operator of an independent insurance agency in Fruitland, Idaho, for the past seven plus years and prior to starting his own agency was an insurance agent with State Farm Insurance from 1996 to 2003.  Prior to joining State Farm Insurance, Mr. Hold was in sales for MCI Communications McCaw Communications and Cellular One.  Mr. Holt earned his bachelors degree in Business Administration/Finance from Boise State University in 1987.

There have been no related party transactions between Company and either Rear Admiral Coyle or Mr. Holt, and there were no arrangements or understandings between either Rear Admiral Coyle or Mr. Holt and any other person pursuant to which either was selected as a director.

Neither Rear Admiral Coyle nor Mr. Holt is not a party to and does not currently participate in any material Company plan, contract, or arrangement, nor has either individual received any grant or award from the Company in connection with his election to the Board of Directors.  It is expected that each of Rear Admiral Coyle and Mr. Holt will receive, at a future date, a grant of 200,000 shares of restricted common stock of the Company as compensation for serving on the Board of Directors this year.

A copy of the press release announcing Rear Admiral Coyle’s and Mr. Holt’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Resignation of Directors

On February 20, 2012, Mr. Ralph Beedle and Mr. John Franz each informed the Board of Directors of Alternate Energy Holdings, Inc. (the “Company”) of their respective decisions to resign as a member of the Board of Directors of the Company to be effective upon the election of their respective replacements. Mr. Beedle and Mr. Franz have served on the Board of Directors of the Company since the Company’s inception in 2006 and since February 2007, respectively.  Both Mr. Beedle and Mr. Franz resigned due to personal reasons and not over any disagreement with the Company’s Board of Directors or its management.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC

Date: February 22, 2012	By:	/s/ Donald L. Gillispie
Donald L. Gillispie President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 22, 2012